Exhibit 4.1



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                           SEABULK INTERNATIONAL, INC.

                              SEACOR HOLDINGS INC.

                                       and

                           the Guarantors named herein

                      -----------------------------------

                          9 1/2% SENIOR NOTES DUE 2013

                      -----------------------------------

                              --------------------
                               THIRD SUPPLEMENTAL
                             INDENTURE AND AMENDMENT

                          DATED AS OF FEBRUARY 28, 2006

                              --------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                              --------------------

         This THIRD SUPPLEMENTAL INDENTURE, dated as of February 28, 2006, is among Seabulk International, Inc., a Delaware corporation (the "Company"), SEACOR Holdings Inc. (the "Parent"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and U.S. Bank National Association, successor to Wachovia Bank, National Association, as Trustee (the "Trustee").

                                    RECITALS
         WHEREAS, the Company, the initial guarantors party thereto and the Trustee entered into an Indenture, dated as of August 5, 2003 (the "Indenture"), pursuant to which the Company has issued $150,000,000 in principal amount of 9 1/2% Senior Notes due 2013 (the "Notes"), of which $138,500,00 aggregate principal amount are outstanding on the date hereof;

         WHEREAS, the Company is a wholly-owned subsidiary of the Parent;

         WHEREAS, the Company desires to execute and deliver this Third Supplemental Indenture to, among other things: (i) amend the Indenture to provide that the reports and other information required to be provided by the Company may instead be provided by and with respect to the Parent if the Parent has guaranteed the payment obligations of the Company under the Notes and the Indenture; (ii) amend the Indenture to permit certain transactions between the Company and the Parent and the other Subsidiaries of the Parent; and (iii) add or modify certain defined terms and related text in the Indenture (collectively, the "Proposed Amendments");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to make the Proposed Amendments;

         WHEREAS, the Board of Directors of the Parent has determined that it is in the best interests of the Parent to fully and unconditionally guarantee all of the Company's payment obligations under the Notes and the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

         WHEREAS the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the amendments effected by this Third Supplemental Indenture; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Parent, of the Subsidiary Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Parent, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Parent, the Subsidiary


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Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

                                    ARTICLE 2

         2.01. The definition of "Guarantor" set forth in Section 1.01 of the Indenture is amended by: (A) deleting "and" from the end of subsection (b) thereto and inserting "," in lieu thereof; (B) deleting "." from the end of subsection (c) thereto and inserting "and" in lieu thereof; and (C) adding a subsection (d) thereto, which shall read as follows: "and for the purposes of
Article 10 only, any direct or indirect parent of the Company that executes a supplement to this Indenture to fully and unconditionally guarantee the Company's Obligations under the Notes in accordance with the terms of Article 10 hereof."

         2.02 The definition of "Permitted Investment" set forth in Section 1.01 of the Indenture is amended by: (A) deleting "and" from the end of subsection
(7) thereto; (B) deleting "." from the end of subsection (8) thereto and inserting "; and" in lieu thereof; and (C) adding a subsection (9) thereto, which shall read as follows: "loans and advances made to the Parent or any direct or indirect Subsidiary of the Parent (other than the Company and its Restricted Subsidiaries)."

         2.03. Section 1.01 of the Indenture is amended to include the following definition in its proper alphabetical location:

         "Parent" means SEACOR Holdings Inc., a Delaware corporation, or any other direct or indirect parent company of the Company.

         2.04. Section 4.03 of the Indenture is amended by: (A) restating subsection (b) in its entirety to read as follows: "Notwithstanding the foregoing, if the Parent executes and delivers a full and unconditional guarantee of the Notes, the reports and other information required by this
Section 4.03 may be filed by and be those of the Parent." and (B) deleting subsection (c) in its entirety.

         2.05. Section 4.09 of the Indenture is amended by: (A) inserting "(i)" after the first "Indebtedness" in subsection (6) thereto and (B) deleting ", provided" after the first "Restricted Subsidiaries" in subsection (6) thereto and inserting "or (ii) by the Company and any of its Restricted Subsidiaries from the Parent and any of its Subsidiaries (other than the Company and its Restricted Subsidiaries), provided, in each such case," in lieu thereof.

         2.06. Section 4.11 of the Indenture is amended by: (A) deleting "and" from the end of subsection (2)(b)(G) thereto; (B) deleting "." from subsection
(2)(b)(H) thereto; (C) adding a new subsection (2)(b)(I), which shall read as follows: "transactions between or among the Company and its Restricted Subsidiaries, on the one hand, and the Parent and any direct or indirect Subsidiary of the Parent (other than the Company and its Restricted Subsidiaries) on the other hand, so long as such transaction is on terms that


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are no less favorable to the Company or relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary in arm's length dealings with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and"; and (D) adding a new subsection (2)(b)(J), which shall read as follows: "the incurrence of any Indebtedness permitted under Section 4.09."

                                    ARTICLE 3

         3.01. The Parent hereby fully and unconditionally guarantees on the terms and subject to the conditions set forth in Article 10 of the Indenture (as the same applies to the Subsidiary Guarantees), jointly and severally with the Subsidiary Guarantors, to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and the full and punctual performance within all applicable grace periods of all other obligations of the Company under the Indenture and the Notes.

                                    ARTICLE 4

         4.01. The provisions of this Third Supplemental Indenture became effective upon its execution; provided, that the amendments to the Indenture set forth in Article 2 of this Third Supplemental Indenture shall become operative on the date (the "Payment Date") on which the Company pays the consent fee for valid consents delivered pursuant to the Consent Solicitation Statement and Prospectus and accompanying Consent Form, dated as of February 14, 2006, and any amendments, modifications or supplements thereto. Prior to the Payment Date, the Company may terminate this Third Supplemental Indenture upon written notice to the Trustee (it being understood that the Company may, subsequent thereto, enter into a substitute supplemental indenture).

                                    ARTICLE 5

         5.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         5.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         5.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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
         5.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, all as of the date first written above.

                                  SEABULK INTERNATIONAL, INC.

                                  By: /s/ Richard Ryan
                                      ----------------------------------------
                                      Name: Richard Ryan
                                      Title: Senior Vice President


                                  SEACOR HOLDINGS INC.

                                  By: /s/ Richard Ryan
                                      ----------------------------------------
                                      Name: Richard Ryan
                                      Title: Senior Vice President


                                  SUBSIDIARY GUARANTORS

                                  LONE STAR MARINE SERVICES, INC.
                                  SEABULK ARIZONA USA, INC.
                                  SEABULK ENERGY CARRIERS, INC.
                                  SEABULK ENERGY TRANSPORT, INC.
                                  SEABULK GLOBAL CARRIERS, INC.
                                  SEABULK GLOBAL TRANSPORT, INC.
                                  SEABULK MARINE INTERNATIONAL, INC.
                                  SEABULK MARINE SERVICES, INC.
                                  SEABULK OCEAN TRANSPORT, INC.
                                  SEABULK OFFSHORE ABU DHABI, INC.
                                  SEABULK OFFSHORE DUBAI, INC.
                                  SEABULK OFFSHORE INTERNATIONAL, INC.
                                  SEABULK OFFSHORE OPERATORS, INC.
                                  SEABULK OPERATORS, INC.
                                  SEABULK OVERSEAS TRANSPORT, INC.
                                  SEABULK PETROLEUM TRANSPORT, INC.
                                  SEABULK TANKERS, INC.
                                  SEABULK TOWING, INC.
                                  SEABULK TOWING SERVICES, INC.
                                  SEABULK TRANSMARINE II, INC.
                                  SEABULK TRANSPORT, INC.

                                  By: /s/ Richard Ryan
                                      ----------------------------------------
                                      Name: Richard Ryan
                                      Title: Vice President


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                                  SEABULK TANKERS, LTD.

                                  By: SEABULK TRANSPORT, INC.,
                                      General Partner

                                  By: /s/ Richard Ryan
                                      ----------------------------------------
                                      Name: Richard Ryan
                                      Title: Vice President


                                  SEABULK AMERICA PARTNERSHIP, LTD.
                                  SEABULK OFFSHORE, LTD.
                                  SEABULK TRANSMARINE PARTNERSHIP, LTD.

                                  By: SEABULK TANKERS, LTD.,
                                      General Partner

                                  By: SEABULK TRANSPORT, INC.,
                                      General Partner

                                  By: /s/ Richard Ryan
                                      ----------------------------------------
                                      Name: Richard Ryan
                                      Title: Vice President












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                                  U.S. BANK NATIONAL ASSOCIATION,
                                  as TRUSTEE

                                  By: /s/ John H. Speichert
                                      ----------------------------------------
                                      Name: John H. Speichert
                                      Title: Authorized Signature
























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